UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

GREENHUNTER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail
GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 410-1044

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.
     On June 6, 2008 GreenHunter Energy, Inc. (the “Company”) issued a press release (the “Press Release”) with respect to certain changes in the Company’s Board of Directors and management. On June 2, 2008 the Board of Directors of the Company elected Stuart W. Ray, an independent director, as the Board’s lead director. On June 2, 2008 Michael K. Studer resigned as a director on that date, and he will resign as the Company’s President and Chief Operating Officer effective as of June 30, 2008. Gary C. Evans, the Company’s Chairman and Chief Executive Officer, will assume the additional title of President on June 30, 2008. Mr. Studer will continue his relationship with the Company in a consulting capacity as Special Advisor to the Chairman.
     The Company also announced that Stephen A. Wiley has been promoted to President of GreenHunter BioPower, Inc. Bruce Baughman has been promoted to Senior Vice President of Engineering and Technology of GreenHunter BioFuels, Inc.; Michael O’Leary is the new Vice President of Special Projects of GreenHunter BioFuels, Inc.; and Kevin D. Kuykendall has been appointed Special Advisor to the Chairman of the Company.
     The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.
     Not applicable.
(b)	Pro Forma Financial Information.
     Not applicable.
(c)	Shell Company Transactions.
     Not applicable.
(d)	Exhibits.

Exhibit
Number	Exhibit Title

99.1	Press Release of the Company dated June 6, 2008 announcing certain changes in the Company’s management

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.
Date: June 6, 2008	By:	/s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Press Release of the Company dated June 6, 2008 announcing certain changes in the Company’s management